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                                                                    Exhibit 99.2



                                  CERTIFICATION

      Pursuant to the requirement set forth in Section 906 of the Corporate Fraud Accountability Act of 2002, Geoffrey G. Ribar hereby certifies to the best of his knowledge as follows:

      He is the duly appointed Senior Vice President, Chief Financial Officer of Asyst Technologies, Inc., a California corporation (the "COMPANY").

      The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, and to which this Certification is attached as Exhibit 99.2 (the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                     IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 14th day of August, 2002.

                              /s/ Geoffrey G. Ribar
                     ----------------------------------------------------------
                        GEOFFREY G. RIBAR, SENIOR VICE PRESIDENT, CHIEF
                  FINANCIAL OFFICER